Exhibit 23.2

CONSENT OF DEGOLYER AND MACNAUGHTON
DEGOLYER AND MACNAUGHTON
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244
August 09, 2017
Abraxas Petroleum Corporation
18803 Meisner Drive
San Antonio, Texas 78258
Ladies and Gentlemen:
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Abraxas Petroleum Corporation dated August 9, 2017 of information taken from our “Report as of December 31, 2016 on Reserves and Revenue of Certain Properties owned by Abraxas Petroleum Corporation,” “Report as of December 31, 2015 on Reserves and Revenue of Certain Properties owned by Abraxas Petroleum Corporation,” and “Appraisal Report as of December 31, 2014 on Certain Properties owned by Abraxas Petroleum Corporation,” which appears under the sections “Item 1. Business – General,” “Item 2. Properties – Reserves Information,” and “Notes to Consolidated Financial Statements – 15. Supplemental Oil and Gas Disclosures (Unaudited)” in the Abraxas Petroleum Corporation Annual Report on Form 10-K for the year ended December 31, 2016 (the “Abraxas 10-K”), and our Letter Report dated February 13, 2017, which appears in the Abraxas 10-K as Exhibit 99.1.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON

DEGOLYER AND MACNAUGHTON
Texas Registered Engineering Firm F-716